Exhibit 4.6

ANADARKO FINANCE COMPANY

ANADARKO PETROLEUM CORPORATION

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Second Supplemental Indenture

Dated as of August 29, 2019
Amending and Supplementing the Indenture
Dated as of April 26, 2001

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 29, 2019, by and among Anadarko Finance Company, an unlimited liability company organized under the laws of the province of Nova Scotia, Canada (the “Company”), Anadarko Petroleum Corporation (the “Guarantor”), a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America (as successor in interest to The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of April 26, 2001, as supplemented by that certain First Supplemental Indenture, dated as of May 23, 2001, between the Company, the Guarantor and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of securities as described in the Indenture (the “Securities”), up to such principal amounts as may be authorized in or pursuant to one or more Board Resolutions;

WHEREAS, there are Outstanding on the date hereof Securities of one series consisting of $900,000,000 aggregate principal amount of the 7.500% Senior Notes due May 1, 2031 (the “Outstanding Securities”);

WHEREAS, pursuant to Section 8.02 of the Indenture, upon the request of the Company and the Guarantor with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities of such series or a solicitation of consents in respect of the Securities of such series, provided that in each case such offer or solicitation is made to all Holders of the Securities of such series then outstanding on equal terms) of the Holders of at least a majority in principal amount of the Securities of each series of Outstanding Securities (the “Requisite Consent”) and accompanied by resolutions of the Board of Directors of the Company and of the Guarantor authorizing the execution of the supplemental indenture, the Company, Guarantor and Trustee may enter into a supplemental indenture that amends or supplements this Indenture with respect to the Securities of a series or the Securities of any series;

WHEREAS, upon the terms and subject to the conditions set forth in its offers to exchange and solicitation of consents, pursuant to a registration statement initially filed on Form S-4 with the Securities and Exchange Commission (the “SEC”) on August 1, 2019, as amended by Amendment No. 1 thereto filed with the SEC on August 13, 2019, and declared effective on August 15, 2019, in respect of the Notes (as amended or supplemented from time to time, the “Consent Solicitation Statement”), Occidental Petroleum Corporation, on behalf of the Company, has been soliciting consents (the “Consent Solicitation”) of, among others, the Holders of the Outstanding Securities to certain proposed amendments to the Indenture, requiring the Requisite Consent of Holders and to the execution of this Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Company has now obtained such Requisite Consent of Holders, and, as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Supplemental Indenture are authorized pursuant to Section 8.02 of the Indenture;

WHEREAS, pursuant to Sections 8.02, 8.03, 8.06, 11.04 and 11.05 of the Indenture, the Company has delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with (1) evidence of the Requisite Consent the Company has received from the Holders of the Outstanding Securities, as certified by Global Bondholder Services Corporation, (2) a copy of resolutions of the Board of Directors of the Company and of the Guarantor authorizing the execution of this Supplemental Indenture, (3) an Opinion of Counsel and (4) an Officers’ Certificate; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.

NOW, THEREFORE, intending to be legally bound hereby, each of the Company, the Guarantor and the Trustee has executed and delivered this Supplemental Indenture.

ARTICLE ONE

INDENTURE

SECTION 101.          Effectiveness of Indenture.

(a)          Except as specifically provided in this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, shall remain in full force and effect.  This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)          The Company represents and warrants that each of the conditions of the Consent Solicitation as set forth in the Consent Solicitation Statement have been satisfied, or where permitted, waived, in all respects.

(c)          This Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, this Supplemental Indenture shall become operative only upon the completion and settlement of the Consent Solicitation and the related exchange offers, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be not become effective if such Consent Solicitations and related exchange offers are terminated or withdrawn prior to completion or settlement. The Company shall promptly notify the Trustee if the Company shall determine that such closing will not occur.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201.          Amendments to the Indenture.  Pursuant to Section 8.02 of the Indenture, the Company, the Guarantor and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of the Requisite Consent obtained pursuant to the Consent Solicitation Statement) hereby agree to amend or supplement certain provisions of the Indenture as follows:

(a)          Section 1.01 of the Indenture (Definitions) is hereby modified so that the defined term of “Officers’ Certificate” is amended and restated in its entirety by the following (and all references to the term “Officers’ Certificate” in the Indenture are replaced with “Officer’s Certificate”):

““Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.”

(b)          Section 2.07(a) of the Indenture (Certificated Securities) is hereby amended and restated in its entirety by the following:

“(a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture (which, in the case of this sub-clause (ii), may be in whole or in part).”

(c)          Section 3.03 of the Indenture (SEC Reports; Financial Statements) is hereby amended and restated in its entirety by the following:

“SECTION 3.03  SEC Reports; Financial Statements.

The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(d)          Section 4.01 of the Indenture (Limitation on Mergers and Consolidations) is hereby amended and restated in its entirety by the following:

“SECTION 4.01  Limitation on Mergers and Consolidations.

The Company shall not consolidate or amalgamate with or merge into any other Person, unless:

(1) in the case of a merger, the Company shall be the continuing Person, or the Person formed by such consolidation or into which the Company is merged, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Guarantor may consolidate with or merge into any other Person, provided that in any such case:

(1) in the case of a merger, the Guarantor shall be the surviving entity, or the Person formed by such consolidation or into which the Guarantor is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all obligations in respect of the Guarantees and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

(2) the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(e)          Section 4.02 of the Indenture (Successors Substituted) is hereby amended and restated in its entirety by the following:

“SECTION 4.02  Successors Substituted.

Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person the successor Person formed by such consolidation or into which the Company or the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor (as the case may be) under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor (as the case may be) herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.”

(f)          Section 6.02 of the Indenture (Rights of the Trustee) is hereby modified to add the following provision:
“(l) the Trustee shall not be deemed to have notice of any default or Event of Default unless either (1) a Responsible Officer has actual knowledge of such Default or Event of Default, or (2) written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture.”

(g)          The Indenture is hereby amended by deleting the following Sections and Articles of the Indenture and all references and definitions to the extent solely relating thereto in their entirety and replacing each such Section or Article with “[Intentionally Omitted]”:

(i)	Section 3.04(b) (Compliance Certificate);
(ii)	Section 3.05 (Corporate Existence);
(iii)	Section 3.07 (Limitation on Liens); and
(iv)	Section 5.01(4) (Events of Default).
SECTION 202.          Amendments to the Outstanding Securities.

The Outstanding Securities are hereby amended to delete or modify all provisions inconsistent with the amendment to the Indenture effected by this Supplemental Indenture, and each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture.  To the extent of any conflict between the terms of the Global Security and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301.          Trustee.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.  For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture, as amended by this Supplemental Indenture.

SECTION 302.          Capitalized Terms.

Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 303.          Provisions Binding on Successors.

All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

SECTION 304.          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 305.          Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.

SECTION 306.          Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.

SECTION 307.          Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 308.          Conflicts.

To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.  If any provision hereof limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 309.          Entire Agreement.

This Supplemental Indenture, together with the Indenture, constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Second Supplemental Indenture as of the date first above written.

ANADARKO FINANCE COMPANY
By:	/s/ Bernard F. Figlock, III
Name:	Bernard F. Figlock, III
Title:	Vice President and Treasurer

ANADARKO PETROLEUM CORPORATION, as Guarantor
By:	/s/ Marcia E. Backus
Name:	Marcia E. Backus
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President